EXHIBIT 99.1




PRESS RELEASE                                        OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE                                CONTACT:
February 3, 2005                                     CHRISTINE M. RUSH
                                                     CHIEF FINANCIAL OFFICER
                                                     (301) 645-0333


OLD LINE BANCSHARES, INC.'S TWELVE MONTH NET INCOME RISES 73.66 PERCENT

WALDORF, MD. (NASDAQ: OLBK)James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc., the parent company of Old Line Bank, reported that net income for the three months ended December 31, 2004, increased 86.33% or $114,278 to $246,659 versus $132,381 for the three months ended December 31, 2003. Basic and fully diluted earnings per share were $0.14 for the three months ended December 31, 2004 compared to $0.08 basic and $0.07 fully diluted earnings per share for the three months ended December 31, 2003. During the months of March, June, September and December 2004, we paid a $0.03 per share dividend.

Mr. Cornelsen said: "I am pleased with the success of Old Line Bank during the quarter and the year. The Bank's annual 36.97% growth in net loans and the 27.75% growth in noninterest bearing deposits are a result of the hard work of the entire Old Line team to continue to develop and expand customer relationships. This growth along with our continued focus on expense management and asset quality were the primary reasons for the 73.66% increase in annual net income."

Net income for the twelve months ended December 31, 2004 rose 73.66% to $816,641 from $470,262 for the twelve months ended December 31, 2003. Basic earnings per share were $0.46 and fully diluted earnings per share were $0.45 for the year ended December 31, 2004, compared to $0.34 basic and diluted earnings per share for the same period in 2003.

Total assets were $113.6 million on December 31, 2004. This represented a $24.1 million or 26.93% increase over the December 31, 2003 level of $89.5 million.

At December 31, 2004, total loans, net of allowance and fees, grew to $81.5 million, as compared to $59.5 million at December 31, 2003, representing a $22.0 million increase or 36.97%. The growth in loans and deposits is the result of increased business development efforts that have improved Old Line Bank's market recognition in the suburban Maryland market area (Washington, D.C. suburbs).

The allowance for loan losses was $744,862 or 0.91% of gross loans at December 31, 2004, compared to $547,690 or 0.91% of loans at December 31, 2003. Asset quality remained strong with no loans past due more than 90 days and no impaired loans at December 31, 2004.

Deposits totaled $89.0 million at December 31, 2004, which represents a $19.7 million or 28.43% increase from $69.3 million of total deposits at December 31, 2003. Deposits grew because of increased marketing efforts and new services.

Old Line Bancshares, Inc. is the parent company of Old Line Bank a Maryland chartered commercial bank headquartered in Waldorf, Maryland, approximately 10 miles south of Andrews Air Force Base and 25 miles southeast of Washington, D.C. Old Line Bank also operates from an additional branch in Waldorf, Maryland and two branches in Prince George's County, Maryland. Its primary market area is the


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suburban Maryland (Washington, D. C. suburbs) counties of Prince George's,
Charles and northern St. Mary's. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates and changes in economic, competitive, governmental, regulatory, technological and other factors that may affect Old Line Bancshares, Inc. specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to Old Line Bancshares, Inc.'s periodic reports on Form 10KSB and 10QSB filed with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.


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


                    Old Line Bancshares, Inc. & Subsidiary
                                 Consolidated
                                Balance Sheets


                                    Assets

                                                                                     December 31,        December 31,
                                                                                         2004                 2003
                                                                                    --------------         -------------
                                                                                     (Unaudited)

Cash and due from banks                                                              $   4,090,776        $    2,477,119
Federal funds sold                                                                       5,229,867             4,002,828
Time deposits in other banks                                                               300,000               700,000
Investment securities available for sale                                                15,612,411            17,381,519
Investment securities held to maturity                                                   2,204,290             1,803,812
Loans, less allowance for loan losses                                                   81,504,890            59,517,690
Restricted equity securities at cost                                                     1,079,950               818,450
Investment in real estate, LLC                                                             550,000
Bank premises and equipment                                                              2,352,348             2,279,669
Accrued interest receivable                                                                365,388               315,326
Deferred income taxes                                                                       88,723                60,925
Other assets                                                                               190,675               178,465
                                                                                    --------------         -------------
                                                                                     $ 113,569,318         $  89,535,803
                                                                                    ==============         =============



                     Liabilities and Stockholders' Equity


Deposits
   Noninterest-bearing                                                                $ 25,424,314          $ 19,902,350
   Interest bearing                                                                    63,540,800            49,422,727
                                                                                    --------------         -------------
       Total deposits                                                                  88,965,114            69,325,077
Borrowed funds                                                                         10,637,012             7,000,000
Accured interest payable                                                                  173,320               149,831
Income tax payable                                                                        184,975               130,675
Deferred income taxes                                                                          -                     -
Other liabilities                                                                         114,585               102,566
                                                                                    --------------         -------------
                                                                                      100,075,006            76,708,149
                                                                                    --------------         -------------


Stockholders' equity
Common stock, par value $.01 per share in 2004  and 2003,
  authorized 5,000,000 shares in 2004 and 2003;  issued and
  outstanding 1,776,394.50 in 2004 and 1,756,894.5 in 2003                           $     17,764          $     17,569
Additional paidincapital                                                               12,446,229            12,362,902
Retained earnings                                                                       1,120,705               517,097
                                                                                    --------------         -------------
                                                                                       13,584,698            12,897,568
Accumulated other comprehensive income                                                    (90,386)              (69,914)
                                                                                    --------------         -------------
                                                                                       13,494,312            12,827,654
                                                                                    --------------         -------------
                                                                                    $ 113,569,318          $ 89,535,803
                                                                                    ==============         =============

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
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       Old Line Bancshares, Inc  & Subsidiary
                    Consolidated
                Statements of Income


                                                                            Three Months Ended       Twelve Months Ended
                                                                                December 31,            December 31,
                                                                            2004        2003         2004          2003
                                                                        ----------   ----------   ----------   ----------
                                                                        (Unaudited) (Unaudited)   (Unaudited)


Interest revenue
   Loans, including fees                                                $1,177,393   $  902,021   $4,079,077   $3,282,351
   U.S. Treasury securities                                                 32,021        4,840      113,541        4,840
   U.S. government agency securities                                        68,273       73,959      294,108      392,966
   Mortgage backed securities                                               26,124       25,145      118,088      101,186
   Tax exempt securities                                                    28,806       24,737      111,236       88,397
   Federal funds sold                                                       11,392       18,283       50,936       82,300
   Other                                                                    11,884       11,161       51,271       42,310
                                                                        ----------   ----------   ----------   ----------
        Total interest revenue                                          $1,355,893   $1,060,146   $4,818,257   $3,994,350
                                                                        ----------   ----------   ----------   ----------

Interest expense
   Deposits                                                                251,377      229,336      933,557    1,063,399
   Borrowed funds                                                           60,434       49,258      229,696      195,392
                                                                        ----------   ----------   ----------   ----------
Total interest expense                                                     311,811      278,594    1,163,253    1,258,791
                                                                        ----------   ----------   ----------   ----------

          Net interest income                                            1,044,082      781,552    3,655,004    2,735,559

Provision for loan losses                                                   45,000       36,000      220,000      162,000
                                                                        ----------   ----------   ----------   ----------
          Net interest income after provision for loan losses              999,082      745,552    3,435,004    2,573,559
                                                                        ----------   ----------   ----------   ----------

Noninterest revenue
   Service charges on deposit accounts                                      59,075       61,195      244,831      239,679
   Other fees and commissions                                               67,454       70,695      380,968      272,703
   Gain on securities                                                            -            -            -       88,359
                                                                        ----------   ----------   ----------   ----------
          Total noninterest revenue                                        126,529      131,890      625,799      600,741
                                                                        ----------   ----------   ----------   ----------

Noninterest expenses
   Salaries                                                                389,573      342,914    1,417,434    1,233,855
   Employee benefits                                                        70,154       48,788      245,162      195,579
   Occupancy                                                                52,647       49,327      202,627      199,567
   Equipment                                                                27,474       30,514      118,280      118,947
   Data processing                                                          30,397       29,012      126,552      113,260
   Other operating                                                         167,454      175,914      695,904      618,214
                                                                        ----------   ----------   ----------   ----------
          Total noninterest expenses                                       737,699      676,469    2,805,959    2,479,422
                                                                        ----------   ----------   ----------   ----------

Income before income taxes                                                 387,912      200,973    1,254,844      694,878

Income taxes                                                               141,253       68,592      438,203      224,616
                                                                        ----------   ----------   ----------   ----------
Net Income                                                              $  246,659   $  132,381   $  816,641   $  470,262
                                                                        ==========   ==========   ==========   ==========

Basic earnings per common share                                         $     0.14   $     0.08   $     0.46   $     0.34
Diluted earnings per common share                                       $     0.14   $     0.07   $     0.45   $     0.34

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